Exhibit 99.1
Unity Announces Fourth Quarter and Full Year 2020 Financial Results
Fourth quarter revenue of $220.3 million, up 39% year-over-year
Monthly active end users, downloads, and mobile market share hit record levels
SAN FRANCISCO, Calif., February 4, 2021 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D content, today announced results for the fourth quarter and year ended December 31, 2020.
“Unity achieved record fourth quarter and full year 2020 revenues in an unprecedented and fast changing technological and economic environment,” said John Riccitiello, President and Chief Executive Officer of Unity. “As the leader in creating and operating tools for the world of real-time 3D content, we continue to invest with the intent to capture what we believe is a substantial opportunity ahead in 2021 and years beyond.”
“Our fourth quarter revenue of $220.3 million, a 39% increase year-over-year, substantiates our focus on innovation and our powerful go-to-market strategy,” said Kim Jabal, Chief Financial Officer of Unity. “Our full year 2021 revenue outlook is a range of $950 million to $970 million, with non-GAAP operating margin of (9)% to (11)%, demonstrating the continued growth in our business and our dedication to a path to free cash flow break-even.”
Fourth Quarter 2020 Financial Highlights
•Revenue was $220.3 million, an increase of 39% from the fourth quarter of 2019.
•Create Solutions, Operate Solutions, and Strategic Partnerships and Other revenue was $66.9 million, $134.3 million, and $19.1 million, respectively, an increase (decrease) of 39%, 55%, and (19)%, respectively, from the fourth quarter of 2019.
•Loss from operations was $80.8 million, or 37% of revenue, compared to loss from operations of $48.6 million, or 31% of revenue, in the fourth quarter of 2019. Our fourth quarter 2020 results were impacted by an increase in stock-based compensation expense.
•Non-GAAP loss from operations was $20.1 million, or 9% of revenue, compared to a non-GAAP loss from operations of $23.9 million, or 15% of revenue, in the fourth quarter of 2019.
•Basic and diluted net loss per share was $0.31, compared to basic and diluted net loss per share of $0.97 in the fourth quarter of 2019.
•Basic and diluted non-GAAP net loss per share was $0.10, compared to basic and diluted non-GAAP net loss per share of $0.79 in the fourth quarter of 2019.
•793 customers each generated more than $100,000 of revenue in the trailing 12 months as of December 31, 2020, compared to 600 as of December 31, 2019.
•Dollar-based net expansion rate as of December 31, 2020 was 138% compared to 133% as of December 31, 2019.
•Net cash provided by operating activities was $14.8 million for the fourth quarter of 2020, compared to net cash provided by operating activities of $0.9 million for the same period last year. Free cash flow in the fourth quarter of 2020 was $3.6 million, compared to $(9.7) million for the same period last year. Cash, cash equivalents, and restricted cash were $1.3 billion as of December 31, 2020 compared to $0.1 billion as of December 31, 2019.
Full Year 2020 Financial Highlights
•Revenue was $772.4 million, an increase of 43% from 2019.

•Create Solutions, Operate Solutions, and Strategic Partnerships and Other revenue was $231.3 million, $471.2 million, and $70.0 million, respectively, an increase (decrease) of 37%, 61%, and (12)%, respectively, from 2019.
•Loss from operations was $274.8 million, or 36% of revenue, compared to loss from operations of $150.7 million, or 28% of revenue, in 2019. Our 2020 full year GAAP results were impacted by an increase in stock-based compensation expense, including a one-time charge of $47.8 million associated with the recognition of restricted stock unit expense in connection with our initial public offering (“IPO”), as well as a charge of $63.6 million related to the donation of 750,000 shares of our common stock to a charitable foundation after the closing of our IPO in our third quarter.
•Non-GAAP loss from operations was $50.6 million, or 7% of revenue, compared to a non-GAAP loss from operations of $91.8 million, or 17% of revenue, in 2019.
•Basic and diluted net loss per share was $1.66, compared to basic and diluted net loss per share of $2.39 in 2019.
•Basic and diluted non-GAAP net loss per share was $0.39, compared to basic and diluted non-GAAP net loss per share of $1.95 in 2019.
•Net cash provided by operating activities was $19.9 million for 2020, compared to net cash used in operating activities of $67.9 million in the prior year. Free cash flow in 2020 was $(20.2) million, compared to $(95.0) million in 2019.
Recent Business Highlights
•Software built with Unity worked on day one across new silicon, game consoles, and more. Unity developers launched game titles on the same day as each new generation of Microsoft and Sony Interactive Entertainment consoles. These releases were the result of years of partnership and collaboration with Microsoft and Sony Interactive Entertainment, ensuring that Unity developers were ready for the new hardware, not only at launch, but at every step of development. Titles made with Unity included Morkredd, an Xbox X|S Console Exclusive, and Haven and Overcooked 2: All You Can Eat, for both PlayStation5 and Xbox X|S. Also in the fourth quarter, the release of Apple’s M1 chipset and the Microsoft HoloLens 2 Development Edition both included Unity technology deeply integrated, rounding out the variety of new platform types on which developers can deploy and operate real-time 3D (“RT3D”) applications.
•Unity introduced Forma, which is designed to transform how businesses create and market their products to consumers. In late 2020, we introduced Unity Forma, a purpose-built tool that streamlines the creation of configurable, photorealistic digital marketing content, including high-definition product rendering and videos, as well as interactive 3D experiences (like car configurators, for example) that bring products to life online. Additionally, Unity acquired RestAR, a Tel Aviv-based computer vision and deep learning company that enables fashion brands, online retailers, and marketers to scan and render physical consumer products in high-quality 3D, using only a mobile device. Used in synergy with Forma, we believe that RestAR will extend the power of interactive RT3D technology to marketers of all types by generating a digital twin of any product or object in 3D.
•Unity’s Operate Solutions services, including Monetization, Game Services, and a Multiplayer Suite, continued steady growth. For example, MatchMaker, launched in March 2020, is already being used in games like Fall Guys: Ultimate Knockout, Worms Rumble, and Medal of Honor: Above and Beyond. The service connects game players with applicable cloud resources and is designed to ensure that players are matched appropriately for the best play experience. In fact, Respawn Entertainment released Medal of Honor: Above and Beyond in December 2020 leveraging Unity’s Multiplay, MatchMaker, Game Backend, and Vivox voice services. We also introduced the Game Growth Program, an accelerator program providing select mobile, free-to-play game developers technology support, resources, and user acquisition funding to effectively scale their games.
•Engagement and market share grew in 2020. In 2020, we saw improvement in three interrelated and revealing metrics. Games made with Unity accounted for 71% of the top 1,000 mobile games in the fourth quarter of 20201. Monthly active end users who consumed content created or operated with Unity reached, on average, 2.7 billion per month in the fourth quarter of 2020, up 63% from a year earlier2. Lastly, applications built with Unity were downloaded, on average, five billion times per month in the fourth quarter of 2020, up 41% from last year.
Outlook
Unity is providing the following guidance for the first quarter of and full year ending December 31, 2021.

	Q1 2021	2021
	Guidance	Guidance
Revenue (in millions)	$210 — $220	$950 — $970
Year-over-year revenue growth	26% — 32%	23% — 26%
Non-GAAP loss from operations (in millions)	($30) — ($40)	($90) — ($105)
Non-GAAP operating margin	(14%) — (19%)	(9)% — (11%)
Weighted-average fully diluted shares outstanding	324M
Unity has not reconciled its expectations as to non-GAAP loss from operations and non-GAAP operating margin to their GAAP equivalents because stock-based compensation expense, employer tax related to employee stock transactions, and non-cash charitable contribution expense cannot be reasonably determined or predicted at this time. Accordingly, a reconciliation is not available, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Long-Term View and Impact of COVID-19 and IDFA
•Our goal is to build a company that delivers revenue growth of approximately 30% over the long run. Of course, business, like life, is not linear, so it is likely that some quarters and years will be higher or lower than we expect, but even so, we believe the opportunities in front of us make such a goal achievable.
•When thinking about 2021 guidance, we want to level set on where we are starting the year revenue-wise on a normalized basis. Our best estimate is that netted across our lines of business, COVID-19 boosted our revenue by approximately $25 million, or 3% of revenue, for the full year 2020.
•COVID-19 protocols and precautions also materially reduced travel and spending on events and facilities in 2020, saving approximately $40 million in operating expenses, net of some reinvestment, that will likely not be repeated in future years.
•We expect the arrival of Apple’s iOS14’s privacy modifications on IDFA will affect the way mobile game developers acquire customers and how they optimize lifetime customer value. Although it’s difficult to estimate, our guidance assumes IDFA changes begin in the spring and will reduce our revenue by approximately $30 million, or 3% of revenue, in 2021.
1    Apptopia measures Unity’s market share across the Top Grossing and Top Free games charts in the iOS App Store and the Google Play store by taking the top 1,000 games by global MAU in the quarter, and identifying the share of games that have Unity SDK installed. As of third quarter 2020, the market share measurement was expanded from 13 countries to 58 countries and weighted by country player MAU. Direct comparison to figures made in earlier disclosures is no longer possible because the data we previously used is no longer available. Therefore, a comparison with the figure we presented in our Registration Statement on Form S-1 (File No. 333-248255) (which was an average of quarterly data calculated using our prior methodology) is no longer relevant. Calculated using our new methodology, in the fourth quarter of 2019, 65% of the top 1,000 mobile games were made with Unity.
2    We define monthly active end users as the number of unique devices that have started an application made with Unity, or that have requested an advertisement from Unity Ads, during the trailing 30 days from month end. Devices tracked include smartphones, tablets, PCs, Macs, and augmented and virtual reality devices, and exclude consoles and WebGL applications. This metric includes end users of both our non-paying and paying creators.

Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its fourth quarter and full year 2020 financial results and outlook for its first quarter and full year 2021. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.
About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.
Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s first quarter and full year 2021 outlook and future financial performance, including Unity’s dedication to a path to free cash flow break-even; strategies, business plans, priorities and objectives, potential market and growth opportunities, including Unity’s goal to be a company that delivers revenue growth of approximately 30% over the long run and the achievability of that goal; product features, functionality, and expected benefits to the business and our customers; competitive position; product strategies and future product and platform features; technological or market trends; and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to achieve profitability and the timing for any such achievement; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; and (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q filed with the SEC on November 13, 2020, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2021 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense and employer tax related to employee stock transactions. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, employer tax related to employee stock transactions, and non-cash charitable contribution expense. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and non-cash charitable contribution expense.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and non-cash charitable contribution expense, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements;
•non-GAAP general and administrative expense and non-GAAP loss from operations exclude the expense associated with the charitable contribution of common stock to a donor-advised fund, and although this is a non-cash expense, we may make similar charitable contributions in the future; and

•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and non-cash charitable contribution expense, as well as the related tax effects of these items. Non-GAAP net loss per share also adds back expense relating to deemed dividends representing excess paid over initial issuance price to repurchase convertible preferred stock. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•they exclude the expense associated with the charitable contribution of common stock to a donor-advised fund, and although this is a non-cash expense, we may make similar charitable contributions in the future;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2020, the non-GAAP tax rate was (17)%. For the year ending December 31, 2021, we have determined the projected non-GAAP tax rate to be (22)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash used in operating activities;

•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.
Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media:
Marisa Graves
marisag@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,272,578	$129,959
Marketable securities	479,406	—
Accounts receivable, net of allowances of $2,714 and $9,052 as of December 31, 2020 and 2019, respectively	274,255	204,898
Prepaid expenses	32,025	23,142
Other current assets	22,396	9,418
Total current assets	2,080,660	367,417
Property and equipment, net	95,544	78,976
Operating lease right‑of‑use assets	103,609	—
Goodwill	286,251	218,305
Intangible assets, net	57,459	62,034
Restricted cash	21,369	17,137
Other assets	26,333	18,991
Total assets	$2,671,225	$762,860
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,303	$10,706
Accrued expenses and other current liabilities	106,306	66,463
Publisher payables	182,269	137,664
Income and other taxes payable	64,116	35,715
Deferred revenue	113,853	85,980
Operating lease liabilities	25,375	—
Total current liabilities	503,222	336,528
Long-term deferred revenue	20,523	10,596
Long-term operating lease liabilities	98,532	—
Other long-term liabilities	11,805	21,825
Total liabilities	634,082	368,949
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.000005 par value; no shares authorized, issued, and outstanding as of December 31, 2020; 102,674 shares authorized, and 95,899 shares issued and outstanding as of December 31, 2019	—	686,559
Preferred stock, $0.000005 par value; 100,000 shares authorized, and no shares issued and outstanding as of December 31, 2020; no shares authorized, issued, and outstanding as of December 31, 2019	—	—
Common stock, $0.000005 par value; 1,000,000 and 300,000 shares authorized as of December 31, 2020 and 2019, respectively; 273,537 and 123,261 shares issued and outstanding as of December 31, 2020 and 2019, respectively	2	1
Additional paid-in capital	2,838,057	226,173
Accumulated other comprehensive loss	(3,418)	(3,632)
Accumulated deficit	(797,498)	(515,190)
Total stockholders’ equity	2,037,143	393,911
Total liabilities and stockholders’ equity	$2,671,225	$762,860

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$220,336	$158,071	$772,445	$541,779
Cost of revenue	52,507	29,995	172,347	118,597
Gross profit	167,829	128,076	600,098	423,182
Operating expenses
Research and development	120,008	73,096	403,515	255,928
Sales and marketing	68,677	48,813	216,416	174,135
General and administrative	59,991	54,747	254,979	143,788
Total operating expenses	248,676	176,656	874,910	573,851
Loss from operations	(80,847)	(48,580)	(274,812)	(150,669)
Interest expense	(117)	—	(1,520)	—
Interest income and other expense, net	(3,056)	(79)	(3,885)	(2,573)
Loss before provision for income taxes	(84,020)	(48,659)	(280,217)	(153,242)
Provision for income taxes	(518)	1,920	2,091	9,948
Net loss	(83,502)	(50,579)	(282,308)	(163,190)
Other comprehensive income (loss), net of taxes:
Change in foreign currency translation adjustment	29	136	161	(155)
Change in unrealized gains (losses) on investments	53	—	53	—
Comprehensive loss	$(83,420)	$(50,443)	$(282,094)	$(163,345)
Basic and diluted net loss per share:
Net loss per share attributable to our common stockholders, basic and diluted	$(0.31)	$(0.97)	$(1.66)	$(2.39)
Weighted-average shares used in per share calculation attributable to our common stockholders, basic and diluted	272,134	122,363	169,973	114,442

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating activities
Net loss	$(83,502)	$(50,579)	$(282,308)	$(163,190)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,690	9,816	42,974	31,113
Common stock charitable donation expense	—	—	63,615	—
Stock-based compensation expense	51,102	7,082	134,554	30,959
Stock-based compensation expense in connection with modified awards for certain employees	67	13,521	75	13,521
Other	1,728	(24)	3,246	133
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(48,576)	(41,398)	(63,294)	(49,420)
Prepaid expenses	(5,958)	366	(9,131)	(9,269)
Other current assets	(2,902)	2,084	(12,985)	4,457
Operating lease right-of-use assets	5,665	—	23,923	—
Deferred tax, net	(1,922)	2,996	(213)	(4,466)
Other assets	(1,724)	(2,524)	(1,867)	(7,657)
Accounts payable	1,632	(414)	(2,526)	473
Accrued expenses and other current liabilities	21,935	9,695	41,618	12,432
Publisher payables	31,126	33,143	44,605	20,174
Income and other taxes payable	21,763	(2,752)	19,525	13,166
Operating lease liabilities	(2,724)	—	(20,204)	—
Other long-term liabilities	(4,449)	1,839	898	8,587
Deferred revenue	19,814	18,041	37,408	31,051
Net cash provided by (used in) operating activities	14,765	892	19,913	(67,936)
Investing activities
Purchases of marketable securities	(482,453)	—	(482,453)	—
Proceeds from principal repayments on marketable securities	1,644	—	1,644	—
Purchase of non-marketable investments	(1,000)	—	(1,000)	—
Purchase of property and equipment	(11,200)	(10,593)	(40,156)	(27,035)
Acquisition of intangible assets	—	—	(750)	—
Business acquisitions, net of cash acquired	(17,507)	(38,475)	(52,475)	(192,506)
Net cash used in investing activities	(510,516)	(49,068)	(575,190)	(219,541)

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Financing activities
Proceeds from revolving credit facility	—	—	125,000	—
Payment of principal related to revolving credit facility	—	—	(125,000)	—
Payment of debt issuance costs	—	(370)	(247)	(370)
Proceeds from initial public offering, net of underwriting discounts, commissions, and offering costs	(2,563)	—	1,417,582	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	149,970	124,918
Proceeds from issuance of common stock	—	104,318	100,000	460,200
Repurchase and extinguishment of convertible preferred stock	—	(100,000)	—	(148,714)
Purchase and retirement of treasury stock	—	(4,208)	(110)	(286,375)
Proceeds from exercise of stock options	9,945	931	25,404	11,813
Proceeds from exercise of stock options in connection with nonrecourse promissory note	—	—	8,856	—
Net cash provided by financing activities	7,382	671	1,701,455	161,472
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	492	155	673	(172)
Increase (decrease) in cash, cash equivalents, and restricted cash	(487,877)	(47,350)	1,146,851	(126,177)
Cash and restricted cash, beginning of period	1,781,824	194,446	147,096	273,273
Cash, cash equivalents, and restricted cash, end of period	$1,293,947	$147,096	$1,293,947	$147,096

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Gross profit reconciliation
GAAP gross profit	$167,829	$128,076	$600,098	$423,182
Add:
Stock-based compensation expense	4,307	645	10,626	3,198
Employer tax related to employee stock transactions	477	2	1,117	193
Non-GAAP gross profit	$172,613	$128,723	$611,841	$426,573
GAAP gross margin	76%	81%	78%	78%
Non-GAAP gross margin	78%	81%	79%	79%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$120,008	$73,096	$403,515	$255,928
Add:
Stock-based compensation expense	(23,925)	(4,171)	(66,038)	(13,521)
Employer tax related to employee stock transactions	(2,936)	(321)	(5,134)	(1,643)
Amortization of intangible assets expense	(3,106)	(2,756)	(12,142)	(8,495)
Non-GAAP research and development expense	$90,041	$65,848	$320,201	$232,269
GAAP research and development expense as a percentage of revenue	54%	46%	52%	47%
Non-GAAP research and development expense as a percentage of revenue	41%	42%	41%	43%

Sales and marketing
GAAP sales and marketing expense	$68,677	$48,813	$216,416	$174,135
Add:
Stock-based compensation expense	(8,923)	(1,858)	(23,769)	(6,124)
Employer tax related to employee stock transactions	(555)	(8)	(888)	(490)
Amortization of intangible assets expense	(1,604)	(1,024)	(5,613)	(3,075)
Non-GAAP sales and marketing expense	$57,595	$45,923	$186,146	$164,446
GAAP sales and marketing expense as a percentage of revenue	31%	31%	28%	32%
Non-GAAP sales and marketing expense as a percentage of revenue	26%	29%	24%	30%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
General and administrative
GAAP general and administrative expense	$59,991	$54,747	$254,979	$143,788
Add:
Stock-based compensation expense	(14,014)	(13,929)	(34,196)	(21,637)
Employer tax related to employee stock transactions	(908)	(5)	(1,037)	(482)
Charitable contribution to donor-advised fund	—	—	(63,615)	—
Non-GAAP general and administrative expense	$45,069	$40,813	$156,131	$121,669
GAAP general and administrative expense as a percentage of revenue	27%	35%	33%	27%
Non-GAAP general and administrative expense as a percentage of revenue	20%	26%	20%	22%

Loss from operations reconciliation
GAAP loss from operations	$(80,847)	$(48,580)	$(274,812)	$(150,669)
Add:
Stock-based compensation expense	51,169	20,603	134,629	44,480
Employer tax related to employee stock transactions	4,876	336	8,176	2,808
Amortization of intangible assets expense	4,710	3,780	17,755	11,570
Charitable contribution to donor-advised fund	—	—	63,615	—
Non-GAAP loss from operations	$(20,092)	$(23,861)	$(50,637)	$(91,811)
GAAP operating margin	(37)%	(31)%	(36)%	(28)%
Non-GAAP operating margin	(9)%	(15)%	(7)%	(17)%

Net loss and net loss per share reconciliation
GAAP net loss	$(83,502)	$(50,579)	$(282,308)	$(163,190)
Add:
Stock-based compensation expense	51,169	20,603	134,629	44,480
Employer tax related to employee stock transactions	4,876	336	8,176	2,808
Amortization of intangible assets expense	4,710	3,780	17,755	11,570
Charitable contribution to donor-advised fund	—	—	63,615	—
Income tax effect of non-GAAP adjustments	(4,474)	(2,803)	(7,437)	(8,671)
Non-GAAP net loss	$(27,221)	$(28,663)	$(65,570)	$(113,003)

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.31)	$(0.97)	$(1.66)	$(2.39)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.21	0.18	1.27	0.44
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.10)	$(0.79)	$(0.39)	$(1.95)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	272,134	122,363	169,973	114,442
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	272,134	122,363	169,973	114,442

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$14,765	$892	$19,913	$(67,936)
Less:
Purchase of property and equipment	(11,200)	(10,593)	(40,156)	(27,035)
Free cash flow	$3,565	$(9,701)	$(20,243)	$(94,971)
Net cash used in investing activities	$(510,516)	$(49,068)	$(575,190)	$(219,541)
Net cash provided by financing activities	$7,382	$671	$1,701,455	$161,472